Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euronet Worldwide, Inc.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-84046, 333-105478, 333-111361, 333-111363, 333-117948 and 333-128228), Form S-4 (No. 333-116938) and Form S-8 (Nos. 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-102875, 333-116920, 333-136485, 333-161245, 333-176238 and 333-190337) of Euronet Worldwide, Inc. and subsidiaries (the Company) of our report dated February 27, 2014, with respect to the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Euronet Worldwide, Inc.

/s/ KPMG LLP
Kansas City, Missouri
February 27, 2014